Exhibit 99.4

23516211.1237369 - 10002 JATT ACQUISITION CORP SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut - off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic vo ting instruction form. During The Meeting .. Go to www.virtualshareholdermeetinq.com/[• ] You may attend the meeting via the Internet and vote during the meeting. Have the information that is print ed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1 - 800 - [•] Use any touch - tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut - off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark , sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood. NY 11717. JATT ACQUISITION CORP THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE EXTRAORDINARY GENERAL MEETING TO BE HELD [•], 2023 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•] , 2023 (the “ Proxy Statement ” ), in connection with the Extraordinary General Meeting to be held at [•] a.m. Eastern Time on [•] , 202 3 virtually at www.virtua lshareholdermeeting.com/[• ] The undersigned hereby appoints Roderick Wong the attorney and proxy of the u ndersigned, with power of subst itution, to vote all of the ordinary shares, of JATT ACQUISITION CORP (the “ Company ”) reg istered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is in structed to vote or act as follows on the proposal set forth in the Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, 6, 7 and 8 ON THE REVERSE SIDE. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

23516211.1237369 - 10002 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. JATT ACQUISITION CORP THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF PROPOSAL 1 THROUGH 9 BELOW. For Against Abstain Proposal 1. The Business Combination Proposal — by an ordinary resolution, to consider and approve the transactions contemplated under the B usiness Combination Agreement, dated as of June 16, 2022, as amended on September 20, 2022, November 14, 2022 and January 13, 2023 (as may be amended or restated from time to time, the “Business Combination Agreement”), by and among JATT, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“ Merger Sub ”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of JATT (“ Merger Sub 2 ”), Zura Bio Holdings Ltd, a Cayman Islands exempted co mpany (“Holdco”) (to become a party before Closing) and Zura Bio Limited ( “ Zura ”) , including: (a) Holdco will be established as a new holding company of Zura and will become a party to the Business Combination Agreement; and (b) on the Closing, in sequenti al order: (i) Merger Sub will merge with and into Holdco, with Holdco continuing as the surviving company and a wholly owned subsidiary of JATT (the “ Merger ”); (ii) immediately following the Merger, Holdco will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving company and a wholly owned subsidiary of JATT (the “ Subsequent Merger ”); (collectively with the other transactions described in the Business Combination Agreement, the “Business Combination”). ☐ ☐ ☐ Proposal 2 .. The Binding Organizational Documents Proposals — by a special resol ution, to approve and adopt i n connection with the Business Combination, each of the following proposals (we refer to these proposals as the “ Binding Organizational Documents Propo sals” ) Binding Organizational Proposal A - a proposal to approve the change in au thorized share capital of JATT to [•] divided into [•] Class A Ordinary Shares, [•] Class B Ordinary Shares, and [•] preference shares. ☐ ☐ ☐ Binding Organizational Proposal B - a proposal to change the post - Business Combination corporate name from “JATT Acquisition Corp” to “Zura Bio Limited,” to make the post - Business Combination company’s corporate existence perpetual ☐ ☐ ☐

23516211.1237369 - 10002 and to eliminate provisi ons specific to its status as a blank check company Binding Organizational Proposal C - a proposal to adopt the second amended and restated memorandum and articles of association of the Company (the “ Proposed MAA ”) ☐ ☐ ☐ Proposal 3. The Advisory G overnance Proposals — by an ordinary resolution, to approve and adopt, on a non - binding advisory basis, certain proposed amended and restated memorandum and articles of association , w hich are being presented as four separate sub - proposals: Advisory Governance Proposal A — to provide that subject to the rights of any holders of preferred shares to appoint directors, the number of directors that shall constitute the board shall be as determined from time to time exclusively by the JATT board .. ☐ ☐ ☐ Advisory Governance Proposal B — to require the removal of any director for cause or by the affirmative vote of a t least t w o - thi r ds (6 6 2 ∕ 3%) of the v oting p o w e r o f a ll then - outstanding sha r es of J A TT entitled to vote thereon, voting together as a single class. ☐ ☐ ☐ Advisory Governance Proposal C — — to provide that the alteration, amendment or repeal of the Proposed MAA will r equi r e the a f f i r m a t i v e v ote of the holders of a t least t w o - thi r ds (6 6 2 ∕ 3%) of the v oting power of the then - outstanding shares entitled to vote thereon, voting together as a single class. ☐ ☐ ☐ Advisory Governance Proposal D — to provide that shareholders will not be permitted to act by written resolution in lieu of holding a meeting of shareholders; and to eliminate provisions specific to its status as a blank check company. ☐ ☐ ☐ Proposal 4. The Director Appointment Proposal — by an ordinary resolution , to elect, effective as of the consummation of the Business Combination, of Someit Sidhu, Amit Munshi, Sandeep Kulkarni, [•], [•], [•] and [•], as directors and to serve on the New JATT board until the expiration of their respective terms and until their respective successors are duly appointed and qualif ied .. Someit Sidhu, M.D. ☐ ☐ ☐

23516211.1237369 - 10002 Amit Munshi ☐ ☐ ☐ Sandeep Kulkarni ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ Proposal 5.  The Equity Incentive Plan Proposal — by an ordinary resolution, to approve the Zura Bio Limited 2023 Equity Incentive Plan to be effective after the closing of the Business Combination. ☐ ☐ ☐ Proposal 6. The NYSE Proposal — by an ordinary resolution, to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange , the issuance of more than 20% of the issued and outstanding JATT Ordinary Shares and the resulting change in control in connec tion with the Business Combination. ☐ ☐ ☐ Proposal 7 ..  The ESPP Proposal — by an ordinary resolution, to approve the Zura Bio 2023 Employee Share Purchase Plan (the “ ESPP”) to be effective after the closing of the Business Combination. ☐ ☐ ☐ Proposal 8 .. The Adjournment Proposal — by an ordinary resolution, to approve the adjournment of the Extraordinary General Meeting by the chairman thereof to a later date, if necessary, under certain circumstances, including for the purpose of soliciting ad ditional proxies in favor of the foregoi ng Proposals, in the event JATT does not receive the requisite shareholder vote to approve the Proposals. ☐ ☐ ☐ NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please s ign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please si gn in full corporate or partnership name by authorized officer.

23516211.1237369 - 10002 Signature [PLEASE SIGN WITHIN BOX] Date Signature [PLEASE SIGN WITHIN BOX] Date

23516211.1237369 - 10002 Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting: The notice of meeting, the accompany proxy statement, and proxy card are available at www.proxyvote com.